UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2016

Baker Hughes Incorporated
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17021 Aldine Westfield Road Houston, Texas 77073
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 439-8600

N/A
(Former Name or Former Address, if Changed Since Last Report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2016, Baker Hughes Oilfield Operations, Inc. (“BHOO”), a wholly owned subsidiary of Baker Hughes Incorporated (“Baker Hughes”); Allied Completions Holdings, LLC (“Partner”), a portfolio company of CSL Capital Management, LLC; BJ Services, LLC (the “Company”), a wholly owned subsidiary of Baker Hughes; and, for the purposes of certain provisions of the Contribution Agreement (as defined below), Allied Energy JV Contribution, LLC (“Investor JV”), an affiliate of CSL Capital Management, LLC and West Street Energy Partners (a fund managed by the Merchant Banking Division of Goldman, Sachs & Co.), entered into a Contribution Agreement (the “Contribution Agreement”) pursuant to which, among other things, (i) BHOO agreed to contribute its onshore pressure pumping business in the United States and Canada, including cementing, stimulation, hydraulic fracturing and acidizing services and coiled tubing assets, to the Company, (ii) Partner agreed to contribute cash and Partner’s pressure pumping services (cementing, fracturing and acidizing) business (which is located in the United States) to the Company, (iii) the Company will receive a cash contribution from Investor JV (of which it will retain $175 million), and (iv) BHOO and its affiliates will receive $150 million in cash. Immediately following the Closing, BHOO and a BHOO affiliate will hold, in the aggregate, 46.69% of the outstanding membership interests of the Company and Investor JV will hold 53.31% of the outstanding membership interests of the Company.

The Contribution Agreement includes customary representations, warranties, covenants and indemnification provisions, including, among other things, representations and warranties by BHOO and Partner regarding their respective contributed businesses, and covenants regarding conducting their respective contributed businesses in the ordinary course during the interim period between the execution of the Contribution Agreement and the Closing (as defined in the Contribution Agreement).

The obligation of the parties to consummate the Closing is subject to customary conditions, including, among other things, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Canadian Competition Act, as amended; and (ii) the absence of legal restraints and prohibitions. The obligation of each party to consummate the Closing is also conditioned upon the other party’s representations and warranties being true (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Contribution Agreement.

The Contribution Agreement contains certain other termination rights for each of BHOO and Partner, including the right of each party to terminate the Contribution Agreement if the Closing has not been consummated by the “termination date” of August 29, 2017. The Contribution Agreement provides for the payment by Investor JV to the Company of a reverse termination fee of $25 million in the case of certain events described in the Contribution Agreement.

On the Closing Date (as defined in the Contribution Agreement), the Company, BHOO, Baker Hughes International Holding Company, a wholly owned subsidiary of BHOO, and Investor JV, will enter into a limited liability company agreement in the form attached to the Contribution Agreement (the “LLC Agreement”).  The LLC Agreement will provide, among other things, that:

•	Board. The Company will be governed by a board of directors. The board of directors will consist of seven directors, of which three directors will be designated by BHOO and four directors will be designated by Investor JV; provided that if a person and its affiliates in the aggregate hold 15% or less of the Company’s outstanding membership interests, such person will only have the right to designate one director and the number of directors constituting the whole board of the Company will be reduced accordingly.

•	Significant Actions. Certain board of director actions, including, among other things, matters relating to capital structure, mandatory capital contributions, incurrence of indebtedness above a certain threshold, acquisitions above a certain threshold and the entry by the Company into a new line of business, would require the affirmative vote from at least one director designated by BHOO and at least one director designated by Investor JV; provided that if a person and its affiliates in the aggregate hold 15% or less of the Company’s outstanding membership interests, the matters requiring the affirmative vote from at least one director designated by such person decreases.

•	Transfer Restrictions. Until the earlier of (i) the day that is 15 months following the Closing Date and (ii) the expiration of any underwriter lock-up period associated with an initial public offering of equity securities of the Company, no member may transfer any membership interest in the Company other than certain permitted transfers, including, among other things, certain permitted transfers to such member’s affiliates.

•	Tag-Along; Drag-Along Rights; Right of First Offer. The LLC Agreement includes customary tag-along, drag-along and right of first offer provisions.

•	Non-Compete. The LLC Agreement includes a non-compete covenant, with respect to certain land based hydraulic fracturing services and land based well cementing and acidizing services in the United States and Canada, which is subject to certain exceptions. At any time following the three-year anniversary of the Closing Date, BHOO may elect to terminate the non-compete covenant; provided that if BHOO makes such election, the matters requiring the affirmative vote from at least one director designated by BHOO decreases.

On the Closing Date, the Company and BHOO agree to enter into an intellectual property license agreement in the form attached to the Contribution Agreement (“License Agreement”).  The License Agreement will provide, among other things, a non-exclusive cross-license between BHOO and the Company under certain of technologies to be held by the respective parties after the Closing Date for each party’s use in its respective businesses consistent with certain territory and field of use restrictions.

The foregoing description of the Contribution Agreement, the LLC Agreement and the License Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Contribution Agreement and the LLC Agreement and License Agreement attached as exhibits thereto, which are attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the Contribution Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any factual information about Baker Hughes, BHOO, Partner, the Company or Investor JV or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Contribution Agreement have been made solely for the purposes of the Contribution Agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; are not intended as statements of fact to be relied upon by Baker Hughes’, Partner’s or any of their respective affiliates’ investors or stockholders, but rather as a way of allocating contractual risk and governing the contractual rights and relationships between the parties to the Contribution Agreement; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Contribution Agreement, which disclosures are not reflected in the Contribution Agreement itself; and may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by investors or stockholders. Baker Hughes’ investors and stockholders are not third-party beneficiaries under the Contribution Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Baker Hughes, BHOO, Partner, the Company, Investor JV or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in Baker Hughes’ public disclosures. Baker Hughes acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended) that reflect Baker Hughes’ expectations regarding future events. These forward-looking statements reflect Baker Hughes’ current beliefs and expectations and are based on information currently available to Baker Hughes. Accordingly, these statements are subject to known and unknown risks, uncertainties and other factors that could cause actual events to differ from those expressed in, or implied by, these statements. See Baker Hughes’ Annual Report on Form 10-K/A for the year ended December 31, 2015, Baker Hughes’ Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2016 and September 30, 2016 and Baker Hughes’ other filings with the U.S. Securities and Exchange Commission for a discussion of other risks and uncertainties. As a result, no assurance can be given that Baker Hughes’ beliefs and expectations covered by such forward-looking statements will be achieved. Baker Hughes is not obligated and has no intention to update or revise these forward-looking statements to reflect new events, information or circumstances.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Contribution Agreement, dated as of November 29, 2016, among BHOO, Partner, the Company, and, for the purposes of certain provisions of the Contribution Agreement, Investor JV*

* Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Baker Hughes agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Date:	December 1, 2016	By:	/s/ Lee Whitley
			Name:	Lee Whitley
			Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Contribution Agreement, dated as of November 29, 2016, among BHOO, Partner, the Company, and, for the purposes of certain provisions of the Contribution Agreement, Investor JV *

* The schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Baker Hughes agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.